EXHIBIT 10(a)(1)

Code of Ethics for Persons Acting in Capacity of

CEO and Financial Executives of

Allstate Assurance Company Separate Account B

In my role as Chairman of the Board of Managers of Allstate Assurance Company Separate Account B (“Separate Account B”) acting as the Chief Executive Officer, the Chief Financial Officer, or certain of the Chief Financial Officer’s direct reports, I certify that I will seek to adhere to the following principles and responsibilities, which are in addition to any other applicable requirements set forth in Allstate Assurance Company Separate Account B Code of Ethics applicable to every director, officer, general partner, Portfolio Manager, or Advisory Person of Separate Account B, and Adviser or any other Separate Account B policy statements as amended from time to time:

1.	Acting ethically and with honesty in my work on behalf of Separate Account B and avoiding conflicts of interest in my personal and professional relationships, and expecting those that work with and for me to do likewise.

2.	Disclosing information that is full, fair, accurate, timely and understandable in all SEC filings and public communications.

3.	Complying with applicable laws, rules, and regulations of the countries, states, local governments, agencies, and stock exchanges that regulate the business of Separate Account B.

4.	Promptly reporting violations of this Code of Ethics, or any other applicable Separate Account B policy statements, to the Office of Business Practices and Ethics or any other appropriate Separate Account B officer, auditor, director or regulator.

5.	Assuming personal accountability for adherence to this Code of Ethics, and understanding that I am subject to disciplinary action, up to and possibly including termination, for failure to do so.

I understand that I may choose to remain anonymous in reporting any violation of this Code of Ethics and that any questions regarding this Code of Ethics should be directed to the Office of Business Practices and Ethics. I understand that any waivers of this Code of Ethics can only be made by Separate Account B’s Board of Managers and must be reported by Separate Account B to the SEC.

By:

Name:

Date: